LANE, ALTMAN OWENS LLP                101 Federal Street            Telephone
                                      Boston, Massachusetts         617-345-9800
 Counsellors at Law                   02110
                                                                    Telefax
                                                                    617-345-0400




                                                              September 16, 1999


Datametrics Corporation
25B Hanover Road, Suite 3305
Florham Park, New Jersey 07932

         Re: Registration Statement on Form SB-2 Relating to 12,753,380 Shares of Common Stock, of Datametrics Corporation (the "Company")

Gentlemen:

         You have asked us to render an opinion in connection with the filing by the Company of a Registration Statement on Form SB-2 ("Registration Statement") with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the "Act"), registering an aggregate 12,753,380 shares of Common Stock of the Company, $0.01 par value, consisting of shares of Common Stock currently issued and outstanding, shares of Common Stock underlying Warrants ("Warrant Shares") and shares of Common Stock issuable upon the conversion of Convertible Notes ("Conversion Shares," and collectively, the "Shares") which were issued by the Company to certain selling shareholders in private transactions ("Selling Shareholders").

         In our capacity as your counsel, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and amendments thereto and the Company's Amended and Restated By-Laws, as each is currently in effect, the Registration Statement, and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, including a Certificate of the Secretary of State of the State of Delaware, dated September 16, 1999, as to the Legal Existence and Good Standing of the Company, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic

          LANE, ALTMAN OWENS LLP
           Counsellors at Law                                 September 16, 1999
                                                              Page 2



copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We further inform you that we do not purport to practice under the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America. We have, therefore, not made an independent review and express no opinion with regard to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, and the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of Delaware.

         2. The currently issued and outstanding Shares have been duly authorized, and are legally issued, fully paid and non-assessable, and, upon the exercise of the Warrants and conversion of the Convertible Notes by the Selling Shareholders, the Warrant Shares and Conversion Shares, when issued, delivered and paid for, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Company in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of the persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.




                                                     Very truly yours,

                                                     /s/ Lane Altman & Owens LLP
                                                     ---------------------------
                                                     LANE, ALTMAN & OWENS, LLP